UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2016 (September 19, 2016)

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

3100 Ocean Park Boulevard
Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2.300% Senior Notes due 2021 and 3.400% Senior Notes due 2026

On September 19, 2016, Activision Blizzard, Inc. (the “Company”) completed its previously announced offering of two series of senior unsecured notes in an aggregate principal amount of $1.5 billion, in a private offering, consisting of $650 million of 2.300% Senior Notes due 2021 (the “2021 Notes”) and $850 million of 3.400% Senior Notes due 2026 (the “2026 Notes” and together with the 2021 Notes, the “Notes”).

The Notes are the general senior obligations of the Company. Each series of Notes is guaranteed on an unsecured senior basis by each of the Company’s subsidiaries that is a guarantor under its senior credit facilities. Each series of Notes will be effectively subordinated to all of the Company’s future senior secured debt, if any, to the extent of the value of the assets securing such debt.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture

The Notes were issued pursuant to an indenture, dated September 19, 2016 (the “Indenture”), between the Company, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2021 Notes will accrue interest at the rate of 2.300% per year and will mature on September 15, 2021. The 2026 Notes will accrue interest at the rate of 3.400% per year and will mature on September 15, 2026. Interest on the Notes will be payable semi-annually in arrears on each March 15 and September 15. Interest on the Notes will accrue from September 19, 2016.

The 2021 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2021, and the 2026 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2026, in each case at 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any to, but excluding, the redemption date.

In addition, the Company may redeem some or all of the 2021 Notes prior to August 15, 2021 and some or all of the 2026 Notes prior to June 15, 2026, in each case at a price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of certain change of control events, the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such Notes.

The Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Indenture) to, among other things:

•                      create or incur secured indebtedness;

•                      enter into sale or leaseback transactions; and

•                      consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets.

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with respect to the Notes, dated as of September 19, 2016 (the “Registration Rights Agreement”), among the Company, the Guarantors and the representatives of the initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to, among other things, (1) file a registration statement (the “exchange offer registration statement”) with respect to an offer to exchange each series of the Notes (each, an “exchange offer”) for new notes with the same aggregate principal amount and terms substantially identical in all material respects to the applicable series of Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) and (2) cause the exchange offer registration statement to be declared effective by the Securities and Exchange Commission under the Securities Act.

If the applicable exchange offer is not consummated on or prior to the 365th day following the issue date of the Notes (the “Exchange Date”), the Company is required to use commercially reasonable efforts to (1) file a shelf registration statement covering resales of the Notes; (2) cause such shelf registration statement to become effective under the Securities Act; and (3) keep the shelf registration statement effective until the second anniversary of the issue date of the Notes or such shorter period that will terminate when all of the Notes registered thereunder are disposed of in accordance therewith or cease to be outstanding.

As to each series of the Notes, if neither (1) the exchange offer with respect to the Notes has been consummated on or prior to the Exchange Date nor (2) a shelf registration statement covering resales of such series of Notes has been filed and become effective on or prior to the Exchange Date (together, a “registration default”), then additional interest will accrue on the aggregate principal amount of the series of Notes as to which the registration default pertains from and including the date following which such registration default has occurred to but excluding the date on which such registration default has been cured with respect to the applicable series of Notes. Additional interest will accrue at a rate of 0.25% for the first 90-day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum.

The foregoing summaries of the Notes, the Indenture, and the Registration Rights Agreement in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the actual agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                                     Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of September 19, 2016, among Activision Blizzard, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of September 19, 2016, among Activision Blizzard, Inc., the guarantors named therein and the representatives of the initial purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	ACTIVISION BLIZZARD, INC.

	By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of September 19, 2016, among Activision Blizzard, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of September 19, 2016, among Activision Blizzard, Inc., the guarantors named therein and the representatives of the initial purchaser of the Notes.